EXHIBIT 10.4

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER

US $30,000 - Principal

US $27,000 - Purchase Price

Gridiron BioNutrients, Inc.

10% ORIGINAL ISSUE DISCOUNT

10% CONVERTIBLE REDEEMABLE SECURED NOTE DUE FEBRUARY 27, 2020

FOR VALUE RECEIVED, Gridiron BioNutrients, Inc., (the “Company”) promises to pay to the order of CAVALRY FUND I LP and its authorized successors and permitted assigns, de- fined below, ("Holder"), the principal face amount of Thirty Thousand Dollars (U.S. $30,000.00) on January 31, 2020 ("Maturity Date") and to pay interest on the principal amount outstanding hereunder at the rate of 10% per annum commencing on August 27, 2019. The interest will be paid to the Holder in whose name this10% Original Issue Discount 10% Convertible Redeemable Se- cured Note (“Note”) is registered on the records of the Company.  The principal of, and interest on, this Note are payable at 61 Kinderkamack Rd, Woodcliff Lake, NJ 07677, initially, and if changed, last appearing on the records of the Company as designated in writing by the Holder hereof from time to time.  The Company will pay interest and the outstanding principal due upon this Note before on or the Maturity Date, by wire transfer in accordance with written instructions provided by the Holder. Interest shall be payable in Common Stock (as defined below) pursuant to Section 4(b) herein.

This Note is subject to the following additional provisions:

1. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith. To the extent that Holder subsequently transfers, assigns, sells or exchanges any of the multiple lesser denomination notes, Holder acknowledges that it will provide the Company with an opinion of counsel that the transfer is exempt from registration under the Act, as defined.

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2. Reserved.

3. This Note may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended ("Act") and applicable state securities laws. Any attempted transfer to a non-qualifying party shall be treated by the Company as void. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's records as the owner hereof for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Note electing to exercise the right of con- version set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prequalified prospective transferee of this Note, also is required to give the Company written confirmation that this Note is being converted ("Notice of Conversion") in the form an- nexed hereto as Exhibit A. The date of receipt (including receipt by email) of such Notice of Con- version shall be the Conversion Date. All Notices of Conversion will be accompanied by an opin- ion of counsel that the shares of Common Stock, as defined, may be issued in compliance with or pursuant to an exemption from the registration provisions of the Act.

4. (a) The Holder of this Note is entitled, at its option, at any time, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the Com- pany's common stock (the "Common Stock") at a price ("Conversion Price") for each share of Common Stock equal to a 25% discount to the lowest closing price of the Common Stock as reported by the OTCQB or the Pink Open Market (or any other market) operated by OTC Markets, Inc., or any successor service on which the Company’s Common Stock is traded for the 10 prior trading days including the day upon which a Notice of Conversion is received by the Company or its transfer agent (provided such Notice of Conversion is delivered by email to the Company or its transfer agent after 4 P.M. Eastern Standard or Daylight Savings Time, as applicable, if the Holder wishes to include the same day closing price). If the shares have not been delivered within 2 busi- ness days, the Notice of Conversion may be rescinded. Such conversion shall be effectuated by the Company delivering the shares of Common Stock to the Holder within 2 business days of receipt by the Company of the Notice of Conversion. Accrued but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To the extent the Conversion Price of the Company’s Common Stock closes below the par value per share, the Company will take all steps necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Company agrees to honor all conversions submitted pending this increase. All the terms set forth herein, including but not limited to interest rate, prepayment terms, conversion discount or lookback period will be adjusted downward (i.e. for the benefit of the Holder) if the Company offers a more favorable conversion discount (whether via interest, rate OID or otherwise) or lookback period to another party or otherwise grants any more favorable terms to any third party than those contained herein while this Note is in effect.

(b) Interest on any unpaid principal balance of this Note shall be paid at the rate of 10% per annum. Interest shall be paid by the Company in Common Stock ("Interest Shares"). Holder may, at any time commencing six months after the date of this Note by the Holder, send in a Notice of Conversion to the Company for Interest Shares based on the formula provided in Sec- tion 4(a) above. The dollar amount converted into Interest Shares shall be all or a portion of the accrued interest calculated on the unpaid principal balance of this Note to the date of such notice.

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(c) The Note may be prepaid with the following penalties:

Time Period	Payment Premium
<=30 days <=180 after note issuance	110% of the sum of principal plus accrued in- terest
>180 days until the Maturity Date	125% of the sum of principal plus accrued in- terest
Default after note issuance	140% of the sum of principal plus accrued in- terest

Such prepayment must be closed and funded within 3 days of giving notice of prepayment or the right to prepayment shall be null and void.

(d) Upon (i) a transfer of all or substantially all of the assets of the Company to any person in a single transaction or series of related transactions, (ii) a reclassification, capital reorganization (excluding an increase in authorized capital) or other change or exchange of out- standing shares of the Common Stock, other than a forward or reverse stock split or stock dividend, or (iii) any consolidation or merger of the Company with or into another person or entity in which the Company is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i), (ii) and (iii) being referred to as a "Sale Event"), then, in each case, the Company shall, upon request of the Holder, redeem this Note in cash for 125% of the principal amount, plus ac- crued but unpaid interest through the date of redemption, or at the election of the Holder, such Holder may convert the unpaid principal amount of this Note (together with the amount of accrued but unpaid interest) into shares of Common Stock immediately prior to such Sale Event at the Conversion Price. Upon the closing of the contemplated merger, share exchange or other transac- tion resulting in Quintessential Biosciences, Inc., a Delaware corporation (“QBI”) becoming a subsidiary of the Company, the entire principal amount of this Note, plus all accrued and unpaid interest thereon, if any, shall be converted into Common Stock at the lower of (x) the Conversion Price or (y) the price per share equal to 75% of the offering price or conversion or exercise price, as applicable, of equity or other securities of the Company in the offering held in connection with such transaction.

(e) In case of any Sale Event (not to include a sale of all or substantially all of the Company’s assets) in connection with which this Note is not redeemed or converted, the Com- pany shall cause effective provision to be made so that the Holder of this Note shall have the right thereafter, by converting this Note, to purchase or convert this Note into the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassifica- tion, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased upon exercise of the Note and at the same Conversion Price, as defined in this Note, immediately prior to such Sale Event. The forego- ing provisions shall similarly apply to successive Sale Events. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company or successor person or entity acting in good faith.

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(f) Any conversion of this Note shall be subject to a Beneficial Ownership Lim- itation. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder unless increased to 9.9% as pro- vided below. The Holder, upon not less than 61 days’ prior notice to the Company, may increase the Beneficial Ownership Limitation provisions of this Section 4(f) solely with respect to the Holder’s Note, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the provisions of this Section 4(f) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The Holder may also decrease the Beneficial Ownership Limitation provisions of this Section 4(f) solely with respect to the Holder’s Note at any time, which decrease shall be effectively immediately upon delivery of notice to the Company. The Beneficial Ownership Limitation provisions of this Section 4(f) shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(f) to correct any provision which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section

4(f) shall apply to a successor Holder of this Note.

5. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed.

6. The Company hereby expressly waives demand and presentment for payment, no- tice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

7. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees and expenses, which may be incurred by the Holder in collecting any amount due under this Note.

8. If one or more of the following described "Events of Default" shall occur:

(a) The Company shall default in the payment of principal or interest on this Note or any other note issued to the Holder by the Company; or

(b) Any of the representations or warranties made by the Company herein or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note shall be false or misleading in any respect; or

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(c) The Company shall fail to perform or observe, in any respect, any covenant, term, provision, condition, agreement or obligation of the Company under this Note or any other note issued to the Holder; or

(d) The Company shall (1) become insolvent (which does not include a “going concern opinion); (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (5) file a petition for bankruptcy relief, consent to the filing of such petition or have filed against it an involuntary petition for bankruptcy relief, all under federal or state laws as applicable; or

(e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

(f) Any governmental agency or any court of competent jurisdiction at the in- stance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

(g) One or more money judgments, writs or warrants of attachment, or similar process, in excess of fifty thousand dollars ($50,000) in the aggregate, shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

(h) Defaulted on or breached any term of any other note of similar debt instru- ment into which the Company has entered and failed to cure such default within the appropriate grace period; or

(i) The Company shall have its Common Stock no longer quoted on a market operated by OTC Markets, Inc. or any successor , if the Common Stock is suspended by the Secu- rities and Exchange Commission (“SEC”) or the Company ceases to file its reports on Forms 8- K, 10-K and 10-Q with the SEC;

(j) If a majority of the members of the Board of Directors of the Company on the date hereof are no longer serving as members of the Board;

(k) The Company shall deliver to the Holder the Common Stock pursuant to Section 4 herein without restrictive legend within two Trading Days of its receipt of a Notice of Conversion and which an opinion of counsel to the effect the Common Stock may be issued without a restrictive legend; provided, however, any opinion may include a “sell by” clause in accordance with Rule 144(i) issued under the Act (or any successor Rule);

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(l) The Company shall not replenish the reserve set forth in Section 12, within 3 business days of the request of the Holder; or

(m) The Company shall be delinquent in its periodic report filings with the SEC.

Then, or at any time thereafter, unless cured within 5 days, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable, without present- ment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. Upon an Event of Default, interest shall accrue at a default interest rate of 18% per annum or, if such rate is usurious or not permitted by current law, then at the highest rate of interest permitted by law. In the event of a breach of Section 8(k) the penalty shall be $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company. This penalty shall increase to $500 per day beginning on the 10th day. In case of a breach of Section 8(i), the outstanding principal due under this Note shall increase by 50%. Further, if a breach of Section 8(m) occurs or is continuing after the 6 month anniversary of the Note, then the Holder shall be entitled to use the lowest closing bid price during the delinquency period as a base price for the conversion. For example, if the lowest closing bid price during the delinquency period is $0.01 per share and the conversion discount is 50% the Holder may elect to convert future conversions at $0.005 per share.

Make-Whole for Failure to Deliver Loss. At the Holder’s election, if the Company fails for any reason to deliver to the Holder the conversion shares by the by the 3rd business day following the delivery of a Notice of Conversion to the Company and if the Holder incurs a Failure to Deliver Loss, then at any time the Holder may provide the Company written notice indicating the amounts payable to the Holder in respect of the Failure to Deliver Loss and the Company must make the Holder whole as follows:

Failure to Deliver Loss = [(Highest VWAP for the 30 trading days on or after the day of exercise) x (Number of conversion shares)]

The Company must pay the Failure to Deliver Loss by cash payment, and any such cash payment must be made by the third business day from the time of the Holder’s written notice to the Com- pany.

9. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

10. Neither this Note nor any term hereof may be amended, waived, discharged or ter- minated other than by a written instrument signed by the Company and the Holder.

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11. The Company represents that it is not a “shell” issuer and that if it previously has been a “shell” issuer that at least 12 months have passed since the Company has reported Form 10 type information indicating it is no longer a “shell issuer.

12. The Company shall issue irrevocable transfer agent instructions reserving 65,169,349 shares of its Common Stock for conversions under this Note (the “Share Reserve”). Within six months of the date of this Note or such earlier time as the Company (i) has a sharehold- ers meeting or (ii) takes action by the consent of its shareholders, the Company shall either (x) effect a reverse stock split or (y) increase its authorized common stock and promptly thereafter (and subject to approval of the Financial Industry Regulatory Authority) increase the Share Re- serve to six times the amount of shares of Common Stock issuable upon conversion of the Note in full. Upon full conversion of this Note, any shares remaining in the Share Reserve shall be can- celled. The Company will instruct its transfer agent to provide the outstanding share information to the Holder in connection with its conversions. The Company shall pay all transfer agent costs associated with issuing and delivering the share certificates to Holder. If such amounts are to be paid by the Holder, it may deduct such amounts from the Conversion Price.

13. The Company will give the Holder direct notice of any corporate actions, including but not limited to name changes, stock splits, recapitalizations etc. This notice shall be given to the Holder as soon as possible under law.

14. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable provision shall automatically be revised to equal the maximum rate of interest or other amount deemed interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Company from paying all or a portion of the principal or interest on this Note.

15. This Note shall be governed by and construed in accordance with the laws of New York applicable to contracts made and wholly to be performed within the State of New York and shall be binding upon the successors and assigns of each party hereto. The Holder and the Com- pany hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of New York or in the Federal courts sitting in New York County, New York.

16. The Company shall not extend any credit pursuant to any agreement with QBI or any affiliate thereof without the prior written consent of Cavalry Fund I, LP.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an officer thereunto duly authorized.

Gridiron BioNutrients, Inc.

By:	/s/ Timothy Orr
Timothy Orr - President

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EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $________ of the above Note into ________ Shares of Common Stock of Gridiron BioNutrients, Inc. (“Shares”) according to the conditions set forth in such Note, as of the date written below.

If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion:
Applicable Conversion Price:
Signature:
[Print Name of Holder and Title of Signer]
Address:

SSN or EIN: ____________________________

Shares are to be registered in the following name: _____________________________________

Name:
Address:
Tel:
Fax:
SSN or EIN:

Shares are to be sent or delivered to the following account:

Account Name:
Address:

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